UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 28, 2013

Future Energy, Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54870	41-2281199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

104 – 12877 76th Avenue, Surrey, British Columbia  V3W 1E6

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (604) 630-9302

840 23rd Street, St. Georges, QC Canada G5Y 4N6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ii

TABLE OF CONTENTS

GENERAL NOTE

1

FORWARD-LOOKING STATEMENTS

1

Item 1.01 Entry into a Material Definitive Agreement.

1

Item 2.01 Completion of Acquisition or Disposition of Assets

2

DESCRIPTION OF BUSINESS

3

DESCRIPTION OF PROPERTY

6

RISK FACTORS

6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

12

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

14

EXECUTIVE COMPENSATION

15

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

17

LEGAL PROCEEDINGS

19

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

19

RECENT SALES OF UNREGISTERED SECURITIES

20

DESCRIPTION OF SECURITIES

21

INDEMNIFICATION OF DIRECTORS AND OFFICERS

24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND FINANCIAL DISCLOSURE

26

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

26

Item 3.02 Unregistered Sales of Equity Securities

26

Item 4.01 Changes in Registrant’s Certifying Accountant.

26

Item 5.01 Changes in Control of Registrant.

27

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

27

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

27

Item 9.01 Financial Statements and Exhibits.

28

SIGNATURES

30

GENERAL NOTE

This Current Report on Form 8-K is being filed by our company following the completion of our acquisition of MarilynJean Media Inc. (“MJM”) on March 28, 2013, pursuant to the terms of a Share Exchange Agreement dated March 25, 2013.

In connection with the closing of the Share Exchange Agreement dated March 25, 2013, we experienced a change of control, as two of our existing directors resigned, two new directors who were nominees of MJM were appointed to our board, prior management resigned and were replaced by management nominated by MJM and former shareholders of MJM were issued common shares that constituted 38.6% of our issued and outstanding shares (60.3% in calculating the number of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 which includes the issuance of an additional 106,651,250 common shares upon the redemption of 106,651,250 Exchangeable Preferred Shares that are currently redeemable by such holders or our company within 60 days). As a result, we have determined to treat the acquisition as a reverse merger and recapitalization for accounting purposes, with MJM as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited financial statements included in this Current Report on Form 8-K are that of MJM rather than that of our company prior to the completion of the transactions described herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed under the section entitled “Risk Factors” commencing on page 7 of this report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to Future Energy, Corp.

Item 1.01 Entry into a Material Definitive Agreement.

Voting and Exchange Trust Agreement

As a condition of the closing of the Share Exchange Agreement, our company entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”) dated March 28, 2013 with MarilynJean Holdings Inc., a British Columbia company and wholly-owned subsidiary of our company (“Exchangeco”), and Chester Ku, an independent director of our company (the “Trustee”).  Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of the holders of the Series A Exchangeable Preferred Shares in the capital of Exchangeco (the “Exchangeable Preferred Shares”) enabling the Trustee to exercise the voting rights of such holders until such time as they choose to redeem their Exchangeable Preferred Shares for common shares of our company, and allowing the Trustee to hold certain exchange rights in respect of the Exchangeable Preferred Shares.  As a condition of the agreement and prior to the execution thereof, our company filed a Certificate of Designation with the Nevada Secretary of State, effective March 26, 2013, designating a class of our preferred shares as the Series A Special Voting Shares (the “Special Voting Shares”) and issued 106,651,250 Special Voting Shares to the Trustee.  The Special Voting Shares entitle the Trustee to exercise the number of votes equal to the number of Exchangeable Preferred Shares outstanding on a one-for-one basis during the term of the agreement. The agreement further sets out the terms and conditions under which holders of the Exchangeable Preferred Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

Pursuant to the terms of the Trust Agreement, our company granted the Trustee the right to require our company to purchase the Exchangeable Preferred Shares from any beneficiary upon the occurrence of certain events including in the event that our company is bankrupt, insolvent or wound up.  The Trust Agreement continues to remain in force until the earliest of the following events: (i) no outstanding Exchangeable Preferred Shares are held by any beneficiary under the agreement; (ii) each of our company and Exchangeco elects to terminate the Trust in writing and the termination is approved by the beneficiaries; and (iii) 21 years from the date of the agreement.  The Trust Agreement is governed by the laws of British Columbia.  A copy of the Trust Agreement is filed as Exhibit 10.13 to this Current Report on Form 8-K.

Exchangeable Share Support Agreement

As a condition of the closing of the Share Exchange Agreement, our company entered into the Exchangeable Share Support Agreement (the “Support Agreement”) with Exchangeco dated March 28, 2013.  Pursuant to the terms of the terms of the Support Agreement, our company agreed to certain covenants while the Exchangeable Preferred Shares were outstanding, including: (i) not to declare or pay any dividends on our common stock unless simultaneously declaring the equivalent dividend for the holders of the Exchangeable Preferred Shares, (ii) advising Exchangeco in advance of any dividend declaration by our company, (iii) taking all actions reasonably necessary to enable Exchangeco to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Preferred Shares, (iv) taking all actions to ensure that our common stock continues to be listed, quoted or posted for trading on all stock exchanges that the common shares are currently listed, (v) to ensure that shares of our company are delivered to holders of Exchangeable Preferred Shares upon exercise of certain redemption rights set out in the agreement and in the rights and restrictions of the Exchangeable Preferred Shares, and (vi) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to: (A) the number of Exchangeable Preferred Shares issued and outstanding from time to time; and (B) the number of Exchangeable Preferred Shares issuable upon the exercise of all rights to acquire Exchangeable Preferred Shares from time to time.

The Support Agreement also outlines certain restrictions on our company’s ability to issue any dividends, rights, options or warrants to all or substantially all of our shareholders during the term of the agreement unless the economic equivalent is provided to the holders of Exchangeable Preferred Shares.  The Support Agreement is governed by the laws of British Columbia.  A copy of the Support Agreement is filed as Exhibit 10.14 to this Form 8-K.

Name Change to MarilynJean Interactive Inc.

On March 25, 2013, we incorporated a wholly-owned Nevada subsidiary named “MarilynJean Interactive Inc.” and intend to effect a name change by merging MarilynJean Interactive Inc. with and into our company with our company as the surviving corporation under the new name “MarilynJean Interactive Inc.”  It is anticipated that the name change will be effective April 6, 2013.

Readers should refer to the entire text of the Trust Agreement and the Support Agreement which are filed as exhibits to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Share Exchange Agreement

Further to the Form 8-K dated March 26, 2013 which disclosed the entry into the Share Exchange Agreement dated March 25, 2013 among our company, Exchangeco, MJM and all of the shareholders of MJM, we closed the Share Exchange Agreement and completed the acquisition of all of the issued and outstanding shares of MJM on March 28, 2013.  MJM is a private company incorporated under the laws of British Columbia in the business of operating a members-only private sale ecommerce website providing reduced retail prices on baby and children’s brands of apparel, toys and accessories.

Pursuant to the terms of the Share Exchange Agreement, and on the closing date thereof, the Canadian shareholders sold 106,651,250 common shares in the capital of MJM to Exchangeco in consideration for the issuance of 106,651,250 Exchangeable Preferred Shares to such Canadian shareholders on a one-for-one basis.  The Exchangeable Preferred Shares are redeemable by the holders and, in certain circumstances, by our company, into common shares of our company on a one-for-one basis in accordance with the terms of the Share Exchange Agreement, Trust Agreement and Support Agreement.  The Exchangeable Preferred Shares were issued to MJM shareholders resident in Canada in order to minimize any adverse tax consequences for such shareholders.

Additionally, on the closing date of the Share Exchange Agreement, the non-Canadian shareholders of MJM sold 75,000,000 common shares in the capital of MJM to our company in consideration for the issuance of 75,000,000 common shares in the capital of our company on a one-for-one basis.

Finally, on the closing of the Share Exchange Agreement, we issued 106,651,250 Special Voting Shares to the Trustee in accordance with the terms of the Share Exchange Agreement and the Trust Agreement.  Pursuant to the terms of the Trust Agreement, the parties created the trust for the benefit of the holders of the Exchangeable Preferred Shares to enable the Trustee to exercise the voting rights of such shareholders until such time as they choose to redeem their Exchangeable Preferred Shares and receive our company common shares on such redemption, and to allow the Trustee to hold certain exchange rights in respect of the Exchangeable Preferred Shares.  The Special Voting Shares entitle the Trustee to exercise one vote per Special Voting Share, with the number of Special Voting Shares outstanding being equal to the number of Exchangeable Preferred Shares outstanding during the term of the agreement.  See “Item 1.01 – Trust Agreement” for more information.

Following closing of the Transaction, our company had 194,528,352 common shares issued and outstanding and 106,651,250 common shares reserved for issuance upon conversion of the 106,651,250 Exchangeable Preferred Shares.  New directors and officers of our company received an aggregate of 41,850,000 Exchangeable Preferred Shares in connection with the closing of the Share Exchange Agreement.

Following the closing of the Share Exchange Agreement on March 28, 2013, we directly acquired 75,000,000 common shares or 41.3% of MJM and indirectly acquired an additional 106,651,250 common shares or 58.7% of MJM through Exchangeco, our wholly-owned subsidiary.  On such date, MJM became an indirect wholly-owned subsidiary of our company.

MJM is a company engaged in the business of operating a members-only private sale ecommerce website providing reduced retail prices on baby and children’s brands of apparel, toys and accessories.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated in the state of Nevada on April 6, 2010 and, following the closing of the Share Exchange Agreement, our principal business address has been located at 104 – 12877 – 76th Ave, Surrey, British Columbia, V3W 136. On or about October 5, 2010, we filed with the Secretary of State of Nevada a Certificate of Amendment to our Articles of Incorporation.  As a result of the Certificate of Amendment, we increased the authorized number of shares of common stock to 200,000,000 and increased the authorized number of shares of preferred stock to 100,000,000.  On or about June 4, 2012, we filed with the Secretary of State of Nevada a Certificate of Change to our Articles of Incorporation. As a result of the Certificate of Change, we increased the authorized number of shares of common stock to 500,000,000 and increased the authorized number of shares of preferred stock to 200,000,000. On March 26, 2013, we filed a Certificate of Designation with the Secretary of State of Nevada to designate the rights and restrictions of the Special Voting Shares. See “Description of Securities – Preferred Stock”.

MJM was incorporated in the Province of British Columbia, Canada on September 1, 2011.  The principal offices are located at 104 – 12877 – 76th Ave, Surrey, British Columbia, V3W 136.

Description of Business

Overview

Following the closing of the Share Exchange Agreement, our company became engaged in the business of operating a members-only private sale ecommerce website providing moms in Canada and the United States with exclusive deals on their favorite and boutique designer brands.  Moms can stay on budget, while indulging in quality apparel, toys, accessories and more for their babies and kids aged 0-9 – the items that matter most to their family.  MJM’s website is the first members-only private sale ecommerce website based in Canada targeting this demographic, and is working to expand its hold on this market.

We operate our business from Surrey, British Columbia, Canada and sell products directly to consumers online through our ecommerce website located at “www.marilynjean.com”. Our mission is to sell products that help moms save time, and money, so that she can spend more time on what really matters – her family.

Principal Products

We currently offer a variety of baby and kids focused apparel and accessories, for ages 0-9, from top brand names to up-and-coming boutique brands. Our products include tops, jackets, pants, shorts, skirts and dresses, and accessories, such as toy stuffed animals, baby monitors, baby strollers and baby carriers. Some of the brands that we currently carry include Zara Kids, Gap Kids, Snuza, Eddie Bauer, Peg Perego, Andy and Evan, DexBaby, LeapFrog, Melissa and Doug, Joe-Ella, Halo and Wallfriends, among others. We intend to expand the products and brands that we carry in 2013.

Operations

We are an online retailer of top brand names, as well as boutique brands, and do not currently manufacture or produce any of our own products. The way our operations work, is that after a customer places an order on our website, we place a purchase order with suppliers and the supplier ships products to our warehouse in Surrey, British Columbia, Canada. We then package the products in our designed boxes, and ship them directly to our customers in Canada and the United States. Occasionally, if it makes economic sense, some suppliers ship their products directly to our customers on our behalf, after a customer places an order on our website, which is a matter of cost savings on logistics and shipping.  Our suppliers and distributors fluctuate depending upon price, availability and demand and many of our products are readily available from numerous suppliers at any one time.  As a result, we are not dependent upon any one supplier or distributor that accounts for more than 10% of our sales on an annual basis.  We do not enter into supplier or distribution agreements with any of our suppliers or distributors other than industry standard purchase orders that are placed at the time of sale.

Our Market

We are a niche private sale ecommerce website, selling brand-name apparel, toys and accessories to mothers in Canada and the United States with babies and kids aged 0-9.  We give families back their precious time together, by making it easier, faster, and more fun, for moms to shop for their babies, kids and themselves, with online access to exclusive apparel, lifestyle and retail brands, at a discount to traditional retail prices.

Key Customer Geographical Markets

In 2012 and 2011, online sales were concentrated in the provinces of British Columbia, Alberta, and Ontario, and the state of California. As such, we intend to continue to focus our marketing efforts on those top performing geographical markets, and we also intend to market to other areas of Canada and the United States, that may not otherwise have access to top children’s brands from traditional retail stores. Our company does not have any customers that individually account for more than 10% of our sales on an annual basis.

Direct to Consumer

Our business operates an online direct to consumer approach as all of our products are primarily available for sale on our ecommerce website. We expect online direct to consumer to be the primary sales and distribution channel of our business as our brand awareness continues to increase in North America. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in traditional retail stores alone.

Marketing

As a private sale ecommerce website, our plans for growth in the Canadian and US market are to focus the majority of our efforts on driving a viral marketing strategy.  We attempt to entice members into inviting friends with perks like contests, referral credits, one-time discounts and free shipping.

Our primary non-paid marketing channel plans are to focus the majority of our efforts on leveraging our membership base. We use our members to broadly circulate our value proposition and brand to family and friends.  Partnering with other organizations with membership bases that are primarily made-up of mothers will be a key priority as well.

Our primary paid marketing channels for user acquisition are: Refer-a-friend, Affiliate Programs, Facebook, Blogs, Google Adwords and Public Relations.

We also leverage social media websites to promote our brand and to attract new users, by providing strong incentives (e.g., promotional gear, prizes, etc.) in order to have influencers spread the word about our company to their social graph.  Our social presence includes Facebook, Twitter, Linkedin, Pinterest and Youtube among others.

Competition

The private sale e-commerce business model has gained significant global traction over the past 36 months due to a strong sense of urgency created by the compelling time-limited deals offered for consumers. As such, our two primary competitors are Zulily and Totsy, which are both successful private sale websites in the United States that target the same children’s market segment as us.

Our competitive advantage includes a management team with 15 years of internet marketing and ecommerce experience, specifically selling to end consumers globally, as well as a focus on our “Family First” brand differentiator. Our “Family First” brand focus aims to give families back their precious time together, by making it easier, faster, more fun, and more affordable for moms to shop for their babies, kids and themselves, with online access to exclusive apparel, lifestyle and retail brands, at a discount to traditional retail prices. However, our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, technology, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Intellectual Property

We currently own the MarilynJean.com domain name associated with our brand.

Research and Development

We have not incurred expenditures in research and development activities from inception.

Staff

We currently employ three full-time staff, all of whom work in Canada on a contract basis.  None of our staff are currently covered by a collective bargaining agreement. We have had no labour-related work stoppages and we believe our relations with our staff are excellent.

Government Regulations

We are not aware of any government regulations that materially affects the operation of our business.

Seasonality of Business

Our business is affected by the general seasonal trends common to the retail apparel industry. We expect that our annual net sales will be higher during the fourth calendar quarter in connection with the holiday season, while our operating expenses will be more equally distributed throughout the year. This seasonality may adversely affect our business and cause our results of operations to fluctuate.

Subsidiaries

We currently hold the following three subsidiaries:

•

MarilynJean Interactive Inc., a Nevada corporation which was solely incorporated to effect a name change by way of merger of MarilynJean Interactive Inc. with and into our company upon receipt of regulatory approval as discussed herein.  Our company holds 100% of MarilynJean Interactive Inc.

•

MarilynJean Holdings Inc. (referred to in this Current Report on Form 8-K as “Exchangeco”).  Exchangeco is a British Columbia corporation solely incorporated to facilitate the closing of the Share Exchange Agreement on a tax deferred basis for former Canadian shareholders of MarilynJean Media Inc.  Our company holds 100% of Exchangeco.  Following consummation of the Share Exchange Agreement, Exchangeco held 106,651,250 common shares (58.7%) of MarilynJean Media Inc.

•

MarilynJean Media Inc. (referred to in this Current Report on Form 8-K as “MJM”).  MJM is a British Columbia corporation acquired by our company upon the closing of the Share Exchange Agreement.  Our company holds 75,000,000 common shares (41.3%) of MJM and Exchangeco holds the remaining 106,651,250 common shares (58.7%) of MJM.

DESCRIPTION OF PROPERTY

Executive Offices and Registered Agent

We maintain offices, having an area of approximately 800 square feet, at 104 – 12877 76 Avenue, Surrey, British Columbia V3W 1E6, which we lease for Cdn$8,400 per year.  The lease is on a month to month basis. We believe our offices are suitable and adequate to operate our business from at this time as they hold our inventory and provide us with sufficient space to conduct our operations. We fully utilize our current premises.

Our registered agent is Incorp Services, Inc. located at 2360 Corporate Circle, Ste. 400, Henderson, NV 89074-7722.

RISK FACTORS

Much of the information included in this Current Report includes or is based upon estimates, projections or other forward-looking statements. Such forward-looking statements include any projections and estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking-statements.

Risks Related To Our Business

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we only recently commenced operations and have generated limited revenue to date. We will require significant additional funds to execute and grow our business and we will incur significant legal and accounting costs necessary to maintain a public corporation. We currently do not have any arrangements for financing in place and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our directors and officers and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received substantial income from operations to date and future financial results are uncertain.  We cannot assure you that we can operate in a profitable manner.  MJM had an accumulated deficit of Cdn$206,503 from inception to December 31, 2012. Even if we obtain future revenues sufficient to expand operations, increased cost of goods sold and marketing expenses will impair or prevent us from generating profitable returns.  We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate significant revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our independent auditor has indicated that there is substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history, working capital deficiency and the fact that we have generated only limited revenues to date. Potential investors should be aware that there are difficulties associated with operating a new business, and the high rate of failure associated with this fact.  We have incurred a net loss of Cdn$187,060 for the year ended December 31, 2012. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our limited operating experience and limited brand recognition in new markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our expansion efforts. We have limited experience with regulatory environments and market practices outside of Canada, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new markets because of limited brand recognition leading to delayed acceptance of products distributed by our company by customers in these new markets. Our failure to develop new markets or disappointing growth outside of existing markets will harm our business and results of operations.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

If we are unable to anticipate consumer preferences and successfully introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products in a timely manner or our new products are not accepted by our customers, our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

The fluctuating cost of distributed products could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

Our costs for products that we distribute are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of the products we distribute could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

We rely on third-party suppliers to provide products that are distributed by our company, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers. Many of the specialty products we distribute are technically advanced products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of such products from current sources or, in the event of a disruption, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional suppliers of products or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of our products could have an adverse effect on our ability to meet customer demand for such products and result in lower net revenue and income from operations both in the short and long term.

Because a significant portion of our sales are generated in Canada, fluctuations in foreign currency exchange rates have negatively affected our results of operations and may continue to do so in the future.

The reporting currency for our consolidated financial statements is the U.S. dollar. In the future, we expect to continue to derive a significant portion of our net revenue and incur a significant portion of our operating costs in Canada, and changes in exchange rates between the Canadian dollar and the U.S. dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. Because we recognize net revenue from sales in Canada in Canadian dollars, if the Canadian dollar weakens against the U.S. dollar it would have a negative impact on our Canadian operating results upon translation of those results into U.S. dollars for the purposes of consolidation. The exchange rate of the Canadian dollar against the U.S. dollar has been relatively consistent in the last twelve months and our results of operations have benefited from the strength in the Canadian dollar. If the Canadian dollar were to weaken significantly relative to the U.S. dollar, our net revenue would decline and our income from operations and net income could be adversely affected. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

The success of our business depends on the continued use and growth of the internet as a commerce platform.

The existence and growth of our service depends on the continued acceptance of the internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the internet has been harmed by viruses, worms, and spy-ware.  If for some reason the internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website is hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

Risks Related to our Common Stock

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 194,528,352 common shares are issued and outstanding as of March 28, 2013 following the closing of the Share Exchange Agreement. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board quotation system. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE. Accordingly, shareholders may have difficulty reselling any of their shares.

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for start-up internet based companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of MJM and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

Overview

We were incorporated in the State of Nevada on April 6, 2010. Following incorporation, we were engaged in the acquisition, exploration and development of prospective resource properties.  Initially, we focused on implementing the terms of our assignment agreements with Tim Cooksey Oil, LLC pursuant to which we acquired a 1.57% working interest in two wells identified as Charles Prior #1A and #2A located in Franklin County, Illinois in consideration of a payment of $25,000, and with CJT.JKV Oil Development, LLC, pursuant to which we acquired a 3% working interest in five wells collectively identified as the Sesser Wells located in Franklin County, Illinois in consideration of a payment of $25,000.  However, we were not successful in developing our oil and gas interests and thus began to investigate other business opportunities in order to maximize shareholder value.  As a result, on March 25, 2013, we entered into the Share Exchange Agreement with MJM which closed on March 28, 2013.

Following the closing of the Share Exchange Agreement on March 28, 2013, our company has decided to focus on the business currently carried on by MJM which is the business of operating a members-only private sale ecommerce website providing reduced retail prices on baby and children’s brands of apparel, toys and accessories.  Following the closing of the Share Exchange Agreement and commencement of the new business operated through MJM, our board of directors decided to seek out opportunities to divest our company of all assets related to our oil and gas business.  Although our company has not entered into any negotiations or agreements related to such divestiture, our board of directors has instructed management to seek out viable options related to the sale and disposition of such assets.

Because the operations and assets of MJM represent substantially our entire business and operations as of the closing date of the Share Exchange Agreement, our management’s discussion and analysis is based on MJM’s operations. MJM was incorporated under the provincial laws of British Columbia on September 1, 2011.  MJM commenced business operations on September 1, 2011.  MJM operates out of Surrey, British Columbia, Canada and engages in the business of operating a members-only private sale ecommerce website providing reduced retail prices on baby and children’s brands of apparel, toys and accessories.  MJM’s financial statements contained herein are stated in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States of America.

Results of Operations from Inception until the Year Ended December 31, 2012

Total revenue for the year ended December 31, 2012 was Cdn$4,517 which increased from Cdn$117 during the approximately four month period ended December 31, 2011.  This increase in revenues was a result of fiscal 2012 being our first full year of operations, and increased marketing efforts.  Cost of goods was Cdn$3,275 during the year ended December 31, 2012 (period ended 2011 – Nil) and we generated a gross profit of Cdn$1,242 during the year ended December 31, 2012 and gross profit of Cdn$117 during the four months ended December 31, 2011.

The increase in revenues from the year ended 2012 over the four month period ended 2011 is attributable to all areas including increased volumes, a growing customer base and an increase in prices with our new product line. Some of our most popular products include the Snuza Go and Snuza Hero mobile baby movement monitors.  In 2012 and 2011, online sales were concentrated in the provinces of British Columbia, Alberta and Ontario and the State of California.  As such, our company intends to continue to focus our marketing efforts on those top performing geographical markets, and we also intend to market to other areas in Canada and the United States that may not otherwise have access to top children’s brands from traditional retail stores.

Net loss increased from Cdn$19,443 during the approximate four month period ended December 31, 2011 to Cdn$187,060 during the year ended December 31, 2012.  The increase reflected the increase in the reporting period and also the increased business activity that resulted from management’s efforts and increased advertising and promotion.  Expenses materially increased during the year ended December 31, 2012, which primarily consisted of Cdn$94,735 in advertising and promotion expenses, Cdn$41,896 in website development, Cdn$17,294 in office and general expenses and Cdn$15,000 in management fees.  Management expects that expenses will continue to materially increase in the foreseeable future as business development is increased and as the company incurs the additional legal, accounting and audit costs of having a class of securities registered under the Securities Exchange Act of 1934.

Our business, which distributes toys and accessories for babies and small children, is subject to seasonality of buying which can affect revenue and cash flows. There are generally two distinct buying seasons in this industry.  Firstly is the Fall/Winter season, which falls into the third and fourth quarters of our fiscal year and secondly the Spring/Summer season, which falls into the first and second quarters of our fiscal year, with some potential shipments at the end of the last quarter. From an analysis perspective, revenue has been generated in quarters three and four for our fiscal year, which would align with the Fall/Winter buying season; however, the strongest revenues arising from those periods are not from seasonal buying, but rather the release of new products. Furthermore, with limited operating history it is difficult to anticipate that this will be consistent moving forward or that we may see a more enhanced seasonality effect for end consumers buying our products for the holiday season. Thus, historical quarterly operating trends may not be indicative of future performance because of new product development cycle changes and continued sales growth.

Liquidity and Capital Resources

We are in the early stages of our business and we are not self-sustainable from a cash perspective. We are required to fund our operating activities from the generation of financing activities, and we rely on a combination of equity and debt financings.

Cash as at December 31, 2012 was Cdn$17,641 as compared to Cdn$48,907 as at December 31, 2011.  Amounts receivable at December 31, 2012 was Cdn$10,866 and Nil as at December 31, 2011.  We had a working capital deficiency of Cdn$76,656 as at December 31, 2012 and working capital of Cdn$55,657 as at December 31, 2011.  We had current liabilities of Cdn$105,163 as at December 31, 2012 which consisted of accounts payable, accrued liabilities and loans payable.  Until our business operations are able to return a profit, we will continue to primarily rely on the sale of our equity securities in order to fund our business.  Due to market conditions and the early stage of our operations, however, there is considerable risk in our company being able to raise such equity financings and on terms that are not overly dilutive to our existing shareholders.  We expect that we will require substantial funds in order to grow our business to the point that it will be able to generate profitable returns.  We can offer no assurance that we will be able to raise such funds or that our business will be able to grow to the point that it can generate a profit.

As at December 31, 2012, we had not yet achieved profitable operations, had a working capital deficiency, and expect to incur further losses in the development of our business, which casts substantial doubt about our ability to continue as a going concern. To remain a going concern, we will be required to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity or debt to existing shareholders.  Should we be unable to obtain this financing, we may need to substantially scale back operations or cease business.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Operating Activities

For the year ended December 31, 2012, our cash used in operating activities increased by Cdn$158,483 from the date of inception on September 11, 2011 to December 31, 2011, primarily due to increased business activity that resulted in increased general and administrative expenses which created a net loss of Cdn$187,060 for the year ended December 31, 2012 but also due to the fact that the 2011 comparative period consisted of only approximately 4 months.  Our net loss increased Cdn$167,617 over the period ended December 31, 2011, which was largely due to a Cdn$78,948 increase in advertising and promotion, a Cdn$38,352 increase in website development, a Cdn$17,065 increase in office and general expenses and a Cdn$15,000 increase in management fees. Other overall increases to general and administrative expenses were growth related to ramping up the business for activities post-acquisition.

Investing Activities

Investing activities used cash of Cdn$5,000 during the year ended December 31, 2012, compared to $nil for the period ended December 31, 2011, which represents cash pledged as security for our company’s credit cards.

Financing Activities

Financing activities provided cash of Cdn$158,410 during the year ended December 31, 2012 in comparison to Cdn$75,100 during the period ended December 31, 2011.  Cash from financing activities during 2012 consisted of loans payable whereas cash from financing activities during the period ended December 31, 2011 consisted of the issuance of common stock.

Critical Accounting Policies

Foreign Currency Translation

Our company’s functional and reporting currency is the Canadian dollar. Foreign exchange items are translated to Canadian dollars in accordance with ASC 830, “Foreign Currency Translation Matters”, using the exchange rate prevailing at the balance sheet date. Monetary assets and liabilities are translated using the exchange rate at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. Our company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our company may differ materially and adversely from our company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Our company earns revenue from the sale of children’s products. Our company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been shipped, and collectability is reasonably assured.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

Our company has implemented all new accounting pronouncements that are in effect and that may impact our financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following tables set forth, as of March 28, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Common Stock	Jason Carvalho Director and Officer 104 - 12877 - 76th Avenue Surrey, British Columbia V3W 1E6	22,950,000(2)	Direct	10.6%
Common Stock	Filip Stoj Director and Officer 104 - 12877 - 76th Avenue Surrey, British Columbia V3W 1E6	18,900,000(2)	Direct	8.9%
Common Stock	George Paquet Director 840 – 23rd Street, St. Georges de Beauce, Quebec, Canada G5Y 4N6	60,000,000	Direct	30.8%
Common Stock	Melany Paquet Director 1784 – 87th Street, St. Georges de Beauce, Quebec, Canada G6A 1L8	17,142,852	Direct	8.8%
Common Stock	Chester Ku Director 104 - 12877 - 76th Avenue Surrey, British Columbia V3W 1E6	15,624,250(2)	Direct and Indirect(3)	7.4%
	Directors and Officers as a group (5 persons)	134,617,102		53.4%
Common Stock	Kelita Klein 104 - 12877 - 76th Avenue Surrey, British Columbia V3W 1E6	18,900,000(2)	Direct	8.9%

1.

Based on 194,528,352 shares of common stock issued and outstanding as of March 28, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

2

These shares represent Exchangeable Preferred Shares and are redeemable by the holders into common stock of our company on a one-for-one basis at any time by the holder in accordance with the terms of the Share Exchange Agreement, Trust Agreement and Support Agreement.

3

Mr. Ku owns 8,125,000 Exchangeable Preferred Shares directly and 7,499,250 Exchangeable Preferred Shares indirectly through his company, 0831752 B.C. Ltd.

Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 28, 2013, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

Changes in Control

As a result of the closing of the Share Exchange Agreement with MJM, we experienced a change of control, as two of our existing directors resigned, two new directors who were nominees of MJM were appointed to our board, the former executive officers of our company resigned and were replaced by nominees of MJM and former shareholders of MJM were issued shares that constituted 38.6% of our issued and outstanding shares (60.3% in calculating the number of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 which includes the issuance of an additional 106,651,250 common shares upon the redemption of 106,651,250 Exchangeable Preferred Shares that are currently redeemable by such holders or our company within 60 days).  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company.  We have no other significant employees.  All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Jason Carvalho	President, Chief Executive Officer and Director	34	March 28, 2013
Filip Stoj	Chief Financial Officer, Treasurer, Secretary and Director	30	March 28, 2013
George Paquet	Director	63	April 6, 2010
Melany Paquet	Director	38	April 6, 2010
Chester Ku	Director	39	June 1, 2012

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Jason Carvalho

Jason Carvalho was appointed as President, Chief Executive Officer and a director of our company following the closing of the Share Exchange Agreement on March 28, 2013.  From September 2011 to present, Mr. Carvalho has acted as the Chief Executive Officer, President, Chairman and a director of MJM, a private sale ecommerce company focused on online retail of baby and kids products.  Prior to this, Mr. Carvalho was the Chief Tactician at venture capital backed Indochino, a leader in custom online menswear, from September 2009 to August 2011, where he was the first North American employee and was responsible for internet marketing and public relations.  From March 2007 to January 2009, Mr. Carvalho was a Co-Founder and Vice President of Online Marketing for Fortuno Lending Ltd., Canada's premier online person-to-person (P2P) lending marketplace where he was responsible for all user acquisition and internet marketing channels.  Fortuno Lending was sold to an Australian-based lending firm in early 2009, and is now used to broker mortgages online.  From February 2005 to April 2008, Mr. Carvalho was Vice President of Business Development and Public Relations for ParetoLogic, an award winning international software company specializing in providing advanced security applications for enterprise, business and personal computer use, where he was responsible for online marketing and sales strategies. Mr. Carvalho is a recipient of Business in Vancouver’s Top 40 under 40 award for 2012.  Mr. Carvalho has also been quoted for his various work in the Wall Street Journal, Globe and Mail, National Post, Canada.com, Financial Times, San Francisco Chronicle, Charity Village and WorldChanging.com.

Filip Stoj

Filip Stoj was appointed as Chief Financial Officer, Secretary, Treasurer and a director of our company following the closing of the Share Exchange Agreement on March28, 2013. From February 2012 to present, Mr. Stoj has acted as the Chief Financial Officer, Chief Operating Officer, Treasurer and a director of MJM, a private sale ecommerce company focused on online retail of baby and kids products.  Prior to this, Mr. Stoj was a financial analyst at DRI Capital from March 2010 to February 2012, where he was responsible for financial analysis and reporting at a healthcare focused private equity fund.  From February 2009 to March 2010, Mr. Stoj was a senior accountant at CopperLion Capital, a private equity fund, where he was responsible for financial accounting and reporting.  From 2004 to 2008, Mr. Stoj was a staff accountant at D&H Group LLP, a professional accounting firm, where he practiced in a wide variety of areas including advisory, tax, and assurance work.  Mr. Stoj obtained his Chartered Accountant designation from the Canadian Institute of Chartered Accountants (British Columbia) in 2008.  Mr. Stoj graduated with a Bachelors of Commerce degree from Royal Roads University in 2003, and a Diploma in Financial Management, Corporate Finance from the British Columbia Institute of Technology in 2002.  Mr. Stoj also completed the following courses from the Canadian Securities Institute: Derivatives Fundamentals Course (2003), Canadian Securities Course (2002), and Conduct and Practices Handbook Course (2002).

Chester Ku

Over the past fifteen years, Mr. Ku has gained significant experience in several different industries and has held various positions as a software developer, manager, business owner and consultant.  From May 1995 to September 1996, Mr. Ku headed the technical support team at ADP Systems Informatiques and was responsible for software development of custom accounting and payroll software.  In June of 1999, he completed the Canadian Securities Course and joined CIBC Wealth Management working as a Registered Representative.  As a Registered Representative, his primary role was providing order execution for online brokerage clients.  He also obtained his Derivatives Fundamentals, Options Licensing, Professional Financial Planning and Technical Analysis certificates during that time.  Mr. Ku left CIBC in 2002 and in 2004, formed Astronutrition, a company that sells vitamins and supplements online at www.astronutrition.com.  During that time, Mr. Ku managed all aspects of the business including overseeing technical development, marketing, sales and product selection.  In 2012, Mr. Ku sold Astronutrition and now works as an independent consultant to start-up businesses.

George Paquet

Mr. Paquet has a background in accounting.  Mr. Paquet worked for Caisse Populaire St. Georges as both a teller and manager from 1966 to 1972.  From 1984 to 1986, Mr. Paquet served as a project manager for Rock Lessard Inc, a building contractor working on behalf of a multimillion dollar Hydro Quebec construction project in the James Bay area of Quebec. From 1998 to 2004 Mr. Paquet served as an export, sales and public relations representative for Beauce Windows & Doors Inc., a manufacturing company focused on windows and doors. In this capacity his primary function was expanding the company’s business into the United States as well as liaising with the Federal Government of Canada for related grants.

Melany Paquet

Ms. Paquet attended LaSalle College in St. Georges from 1989-1992. From 2003 until the present, Ms. Paquet has operated a care facility out of her home.  Ms. Paquet is the daughter of Mr. Paquet.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)

our principal executive officer;

(b)

each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2012; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2012 and 2011, are set out in the following summary compensation table:

Name and principal position	Year	Salary (Cdn$)	Bonus (Cdn$)	Stock Awards (Cdn$)	Option Awards (Cdn$)	NonEquity Incentive Plan Compensation (Cdn$)	Nonqualified Deferred Compensation Earnings (Cdn$)	All Other Compensation (Cdn$)	Total (Cdn$)
George Paquet[1] former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Jason Carvalho[2] President, CEO and Director	2012 2011	$7,500 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$7,500 Nil
Filip Stoj[3] CFO, Treasurer, Secretary and Director	2012 2011	$7,500 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$7,500 Nil

1

George Paquet resigned from all executive officer positions on the closing of the Share Exchange Agreement on March 28, 2013.

2

Jason Carvalho has acted as the Chief Executive Officer, President and Chairman of MJM from September 2011 to present.  Mr. Carvalho was appointed as President, Chief Executive Officer and a director of our company on the closing of the Share Exchange Agreement on March 28, 2013.  The amount set out in the table above for Mr. Carvalho reflects management fees paid by MJM, which became our indirect wholly-owned subsidiary on the closing of the Share Exchange Agreement.

3

Filip Stoj has acted as the Chief Financial Officer, Chief Operating Officer, Treasurer and director of MJM from February 2012 to present.  Mr. Stoj was appointed as Chief Financial Officer, Secretary, Treasurer and a director of our company on the closing of the Share Exchange Agreement on March 28, 2013.  The amount set out in the table above for Mr. Stoj reflects management fees paid by MJM, which became our indirect wholly-owned subsidiary on the closing of the Share Exchange Agreement.

Employment or Consulting Agreements

Other than noted below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Each of Jason Carvalho and Filip Stoj has entered into a Consulting and Professional Services Agreement with MJM dated on October 1, 2012 whereby the respective persons have agreed to provide management services to MJM as independent contractors in consideration for a monthly fee of Cdn$1,500 per month.  MJM has agreed to reimburse such executives for all reasonable expenses incurred in connection with the provision of their services under the agreement.  The term of each agreement is indefinite and terminates in the event MJM provides 7 days’ notice of such termination for any reason whatsoever.  Each of the respective Consulting and Professional Services Agreements dated October 1, 2012 are filed as Exhibits 10.15 and 10.16 to this Current Report on Form 8-K.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Outstanding Equity Awards at Fiscal Year-End

No named executive officer or director received any equity awards, or holds exercisable or unexercisable options, as of the years ended December 31, 2012 and 2011.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

No director received or accrued any compensation for his or her services as a director since our inception.  We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Family Relationships

Except for the relationship between Ms. Paquet and Mr. Paquet, there are no family relationships among our directors or officers.  Ms. Paquet is the daughter of Mr. Paquet.  Following the closing of the Share Exchange Agreement, both Ms. Paquet and Mr. Paquet continued to serve as directors of our company.  However, prior to such date, each person also served as executive officers of our company.

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since our inception on May 19, 2004, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The following constituted related transaction with our company since inception:

•

On June 30, 2010 we issued 4,285,714 (post-split) shares of our common stock to our President, Georges Paquet, at a price of $0.001 and 1,428,571 (post-split) shares of our common stock to Melany Paquet at a price of $0.001 per share.  The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

•

On July 15, 2010 we issued 714,285 (post-split) shares of our common stock to our President, Georges Paquet, at a price of $0.001 per share.  The shares were issued to Mr. Paquet pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S.

•

On December 8, 2010, our company issued a two year Promissory Note in the principal amount of $25,000 to Georges Paquet, our President. The $25,000 principal amount underlying the Promissory Note is payable on or before the two year anniversary of the Note and accrues interest at the rate of the Royal Bank of Canada Prime Interest Rate plus 2% per annum.

•

On July 29, 2010, we entered into an assignment agreement with Tim Cooksey Oil pursuant to which we acquired a 1.57% working interest in the Charles Prior Project, located in Franklin County, Illinois in consideration of a payment of $25,000. JKV Oil Development, of which our director, Mr. Villines, is the President, owns a five percent (5%) working interest in the Charles Prior Project.

•

On December 17, 2010, we entered into an assignment agreement with JKV Oil Development, pursuant to which we acquired a 3% working interest in wells located in Franklin County, Illinois in consideration of a payment of $25,000. JKV Oil Development, of which our director, Mr. Villines, is the President, retained a fifteen percent (15%) working interest in the Sesser Wells.

•

On May 16, 2011, our company issued a one year Promissory Note in the principal amount of $5,000 to Georges Paquet, our President. The $5,000 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of the Royal Bank of Canada Prime Interest Rate plus 2% per annum.

•

On July 13, 2011, our company issued a one year Promissory Note in the principal amount of $10,000 to Georges Paquet, our President. The $10,000 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of the Royal Bank of Canada Prime Interest Rate plus 2% per annum.

•

On December 14, 2011, our company issued a one year Promissory Note in the principal amount of $10,000 to Georges Paquet, our President. The $10,000 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of the Royal Bank of Canada Prime Interest Rate plus 2% per annum.

The following constituted related party transactions with MJM since inception:

•

During the year ended December 31, 2012, MJM incurred management fees of Cdn$7,500 (2011 - $nil) to Jason Carvalho the Chief Executive Officer of MJM.

•

During the year ended December 31, 2012, MJM incurred management fees of Cdn$7,500 (2011 - $nil) to Filip Stoj, the Chief Financial Officer of MJM.

Other than the foregoing, none of the directors or executive officers of our company, nor any person who owned of record or was known to own beneficially more than 5% of our company’s outstanding shares of our common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect our company.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTC Bulletin Board on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of our company or any other individual having a relationship which, in the opinion of our company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Mr. Ku is an independent director because he is not an officer of our company and he is not a beneficial owner of a material amount of shares of our company.  We have determined that George Paquet and Melany Paquet are not independent due to the fact that they have been executive officers with our company within the prior 12 month period and only recently resigned from such positions following the closing of the Share Exchange Agreement.

Committees of the Board

We do not currently have any committees of the board.

LEGAL PROCEEDINGS

None of our directors or executive officers have been involved in any of the following events during the past ten years:

•

any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Our common stock is not traded on any exchange.  Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol “FEGY”.  We intend to effect a name change from Future Energy, Corp. to MarilynJean Interactive Inc. by merging MarilynJean Interactive Inc., our wholly owned subsidiary, with and into our company, on or about April 6, 2013.  We anticipate that FINRA will assign our company a new trading symbol at such time and we intend to file a Form 8-K upon determination of the symbol and the effective date of the merger with MarilynJean Interactive Inc.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.  There have been no trades of our common stock.  We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Action Stock Transfer Corporation at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

Holders of Common Stock

As of March 28, 2013 following the closing of the Share Exchange Agreement, there were 53 holders of record of our common stock.  As of such date, 194,528,352 common shares were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As at the date of this report, we did not have any equity compensation plans in place.

RECENT SALES OF UNREGISTERED SECURITIES

Our company has sold the following securities within the last three fiscal years on an unregistered basis:

On June 30, 2010 we issued 4,285,714 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 and 1,428,571 (post-split) shares of our common stock to Melany Paquet at a price of $0.001 per share.  The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

On July 15, 2010 we issued 714,285 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 per share.  The shares were issued to Mr. Paquet pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S.

On December 8, 2010, our company issued a two-year Promissory Note, in the principal amount of $25,000 to George Paquet, the President of our company to evidence funds previously loaned by Mr. Paquet to our company. The $25,000 principal amount underlying the Promissory Note is due and payable on or before December 8, 2012 and accrues interest at the rate of the Royal Bank of Canada Prime Rate plus 2% per annum. Our company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S.  No commission was paid in connection with the sale of the promissory note.

On May 16, 2011, our company issued a one-year Promissory Note, in the principal amount of $5,000 to George Paquet, the President of our company to evidence funds previously loaned by Mr. Paquet to our company. The $5,000 principal amount underlying the Promissory Note is due and payable on or before May 16, 2012 and accrues interest at the rate of the Royal Bank of Canada Prime Rate plus 2% per annum. Our company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S. No commission was paid in connection with the sale of the promissory note.

On July 13, 2011, our company issued a one-year Promissory Note, in the principal amount of $10,000 to George Paquet, the President of our company to evidence funds previously loaned by Mr. Paquet to our company. The $10,000 principal amount underlying the Promissory Note is due and payable on or before July 13, 2012 and accrues interest at the rate of the Royal Bank of Canada Prime Rate plus 2% per annum. Our company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S. No commission was paid in connection with the sale of the promissory note.

On December 14, 2011, our company issued a one-year Promissory Note, in the principal amount of $10,000 to George Paquet, the President of our company to evidence funds previously loaned by Mr. Paquet to our company. The $10,000 principal amount underlying the Promissory Note is due and payable on or before December 14, 2012 and accrues interest at the rate of the Royal Bank of Canada Prime Rate plus 2% per annum. Our company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S. No commission was paid in connection with the sale of the promissory note.

Effective March 28, 2013, we issued 75,000,000 shares of our common stock to MJM shareholders pursuant to Regulation S of the 1933 Act, each of whom represented that they were not a “U.S. person” as such term is defined in Regulation S of the 1933 Act.  See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 28, 2013, we issued 106,651,250 Special Voting Shares to the Trustee pursuant to Regulation S of the 1933 Act, and the Trustee represented he was not a “U.S. person” as such term is defined in Regulation S of the 1933 Act.  See “Item 2.01 – Completion of Acquisition of Assets”.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share, and 200,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of March 28, 2013 following the closing of the Share Exchange Agreement, there were 194,528,352 shares of our common stock issued and outstanding held by 53 holders of record of our common stock and there were 106,651,250 Special Voting Shares issued and outstanding held by one holder of record which is the Trustee in accordance with the terms of the Trust Agreement.

Common Stock – Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power.

According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Common Stock – Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Common Stock – Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share rateably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Common Stock – Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Common Stock – Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•

20% or more but less than 33 1/3%;

•

33 1/3% or more but less than or equal to 50%; or

•

more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Preferred Stock

Our company is authorized to issue up to 200,000,000 shares of preferred stock.  The preferred stock may be divided into and issued in series. The board of directors of our company is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The board of directors of our company is authorized, within any limitations prescribed by law and the articles, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following.

(a)

The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)

Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)

The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)

Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)

The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with the common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the board of directors of our company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Our company shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of common stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of common stock, or other class of stock junior to the preferred stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by the board of directors.

In the event of the liquidation of our company, holders of preferred stock shall be entitled to receive, before any payment or distribution on the common stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, shall be deemed to be a liquidation for the purposes of the articles of our company.

Preferred Stock – Special Voting Shares

Our company has designated 110,000,000 preferred shares as Special Voting Shares.  Except as required by applicable law or as authorized by the provisions of the Trust Agreement, neither the holder nor the owner, if different, of the Special Voting Shares shall be entitled to receive any dividends or distributions of our company, whether payable in cash, property or in shares of capital stock.  Except as authorized by the provisions of the Trust Agreement, in the event of any liquidation, dissolution or winding up of our company, holders of the Special Voting Shares shall not be entitled to receive any assets of our company available for distribution to its stockholders.  The Special Voting Shares shall have the following voting rights:

(a)

with respect to all meetings of stockholders of our company at which holders of our company’s common stock are entitled to vote and with respect to any written consents, to the extent permitted by the Articles of Incorporation and our company’s Bylaws, sought by our company from our stockholders, including the holders of our company’s common stock, the Special Voting Shares shall vote together with the common stock of our company as a single class and the Special Voting Shares shall have the identical voting rights to those of our company’s common stock; and

(b)

the voting rights attached to the Special Voting Shares shall terminate pursuant to and in accordance with the provisions of the Trust Agreement.

Pursuant to the terms of the Trust Agreement, the votes attached to the Special Voting Shares shall be exercised by the Trustee pursuant to and in accordance with the Trust Agreement and the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Special Voting Shares shall be as otherwise provided in the Trust Agreement.

Pursuant to the terms of the Trust Agreement, the Special Voting Shares shall be issued and legended as set out in Article 3 of the Trust Agreement.  Pursuant to the terms of the Trust Agreement, the exercise of voting rights shall be as set out in Article 4 of the Trust Agreement.  Pursuant to the terms of the Trust Agreement, the exchange rights and automatic exchange provisions shall be as set out in Article 5 of the Trust Agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our bylaws require us to indemnify any present and former directors, officers, employees, trustees, agents and each person who serves in any such capacities at our request against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened or pending action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, trustees or agents of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

- Reasonably believed that their conduct was in or not opposed to our company’s best interests; or

- With respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all expenses (including attorney’s fees) and all amounts paid in settlement actually and reasonably incurred by such person in connection with the settlement or defense of such action or suit. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

- By our shareholders;

- By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- If such a quorum is not obtainable, by a majority vote of the directors who were not parties to the action, suit or proceeding; or

- By independent legal counsel in a written opinion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with MaloneBailey LLP, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 Financial Statements and Exhibits.

Item 3.02 Unregistered Sales of Equity Securities

Our company issued 75,000,000 shares of our common stock to MJM shareholders on March 28, 2013 pursuant to Regulation S of the 1933 Act, each of whom represented that they were not a “U.S. person” as such term is defined in Regulation S of the 1933 Act.

Our company issued 106,651,250 Special Voting Shares to the Trustee on March 28, 2013 pursuant to Regulation S of the 1933 Act, and the Trustee represented that he was not a “U.S. person” as such term is defined in Regulation S of the 1933 Act.

Our subsidiary, MJM, issued the following securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which MJM relied on the exemption from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Date Sold	Type	Amount	Price	Number of Purchasers
September 1, 2011	Class A	67,500,000[1]	Cdn$0.00000148[1]	4
December 1, 2011	Class C	7,499,250[1]	Cdn$0.01[1]	1
March 1, 2013	Class B	106,652,000[2]	Cdn$0.00001[2]	20

1

Price and Amount adjusted following 6,750 for 1 stock split that was effective on March 22, 2013.

2

Price and Amount adjusted following 100,000 for 1 stock split that was effective on March 22, 2013.

Item 4.01 Changes in Registrant’s Certifying Accountant.

In connection with the closing of the Share Exchange Agreement on March 28, 2013, we changed our independent registered public accounting firm from MaloneBailey, LLP (“MB”) to Saturna Group Chartered Accountants LLP (“Saturna”).  The appointment of Saturna was approved by our board of directors.

The report of MB on our financial statements dated October 29, 2012 for the two most recent fiscal years ended July 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that MB’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended July 31, 2012 and 2011 and in the subsequent interim period through the date of the change of accountants on March 28, 2013, there were no disagreements, resolved or not, with MB on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MB would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended July 31, 2012 and 2011, and in the subsequent interim period through the date of the change of accountants on March 28, 2013, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided MB with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from MB dated April 2, 2013 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended July 31, 2012 and 2011, and the subsequent interim period through the date of appointment of Saturna on March 28, 2013, we have not, nor has any person on our behalf, consulted with Saturna regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Saturna provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

As we have determined to treat the acquisition of MJM as a reverse merger and recapitalization, with MJM as the accounting acquirer, the transaction has resulted in a change of our year end. Effective as of the closing of the acquisition, we changed our fiscal year end from July 31 to December 31, being MJM’s fiscal year end.

The information contained in Item 2.01 above related to the filing of a Certificate of Designation with respect to the Special Voting Shares is responsive to this Item 5.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are filed as part of this Current Report on Form 8-K:

1.

Audited annual financial statements as at and for the periods ended December 31, 2012 and 2011:

•

Report of Independent Registered Public Accounting Firm, Saturna Group Chartered Accountants LLP, dated February 14, 2013;

•

Balance Sheets as at December 31, 2012 and 2011;

•

Statements of Operations for the year ended December 31, 2012, period from September 1, 2011 (date of inception) to December 31, 2011 and accumulated from September 1, 2011 (date of inception) to December 31, 2012;

•

Statements of Stockholders’ Equity (Deficit);

•

Statements of Cash Flows for the year ended December 31, 2012, period from September 1, 2011 (date of inception) to December 31, 2011 and accumulated from September 1, 2011 (date of inception) to December 31, 2012; and

•

Notes to the Financial Statements.

2.

Unaudited Pro Forma Financial Statements as at and for the year ended December 31, 2012:

•

Pro Forma Consolidated Balance Sheet as at January 31, 2013;

•

Pro Forma Consolidated Statement of Operations Future Energy Corp. (Year Ended July 31, 2012) and MarilynJean Media Inc. (Year Ended September 30, 2012);

•

Pro Forma Consolidated Statement of Operations Future Energy Corp. (6 Months Ended January 31, 2013) and MarilynJean Media Inc. (6 Month Ended December 31, 2012); and

•

Notes to Unaudited Pro Forma Financial Statements.

Exhibit No.	Description	Filing
(3)	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Filed with the SEC on October 28, 2010 as part of our Registration Statement on Form S-1.
3.01a	Certificate of Amendment dated October 5, 2010	Filed with the SEC on October 28, 2010 as part of our Registration Statement on Form S-1.
3.01b	Certificate of Change	Filed with the SEC on June 4, 2012 as part of our Current Report on Form 8-K.
3.01c	Certificate of Designation dated March 26, 2013	Filed with the SEC on March 26, 2013 as part of our Current Report on Form 8-K
3.02	Bylaws	Filed with the SEC on October 28, 2010 as part of our Registration Statement on Form S-1.
(10)	Material Contracts
10.01	Assignment Agreement dated July 25, 2010 between our company and Tim Cooksey Oil	Filed with the SEC on October 28, 2010 as part of our Registration Statement on Form S-1.
10.02	Operating Agreement dated July 14, 2010 between our company and Tim Cooksey Oil	Filed with the SEC on October 28, 2010 as part of our Registration Statement on Form S-1.
10.03	Assignment Agreement dated December 17, 2010 between our company and JKV Oil Development	Filed with the SEC on April 6, 2011 as part of our Registration Statement on Form S-1/A.
10.04	Promissory Note between our company and Georges Paquet dated December 8, 2010	Filed with the SEC on April 6, 2011, as part of our Registration Statement on Form S-1/A.
10.05	Promissory Note between our company and Georges Paquet dated May 16, 2011	Filed with the SEC on August 22, 2011 as part of our Registration Statement on Form S-1/A.
10.06	Promissory Note between our company and Georges Paquet dated July 13, 2011	Filed with the SEC on August 22, 2011 as part of our Registration Statement on Form S-1/A.
10.07	Promissory Note between our company and Georges Paquet dated December 14, 2011.	Filed with the SEC on February 6, 2012 as part of our Registration Statement on Form S-1/A.

Exhibit No.	Description	Filing
10.08	Promissory Note between our company and Georges Paquet dated April 23, 2012.	Filed with the SEC on May 1, 2012 as part of our Amended Quarterly Report on Form 10-Q/A.
10.09	Promissory Note between our company and Georges Paquet dated July 8, 2012.	Filed with the SEC on November 2, 2012 as part of our Annual Report on Form 10-K
10.10	Loan Agreement between our company and Marilyn Jean Media, Inc. dated August 17, 2012.	Filed with the SEC on November 2, 2012 as part of our Annual Report on Form 10-K
10.11	Loan Agreement between our company and Marilyn Jean Media, Inc. dated October 1, 2012.	Filed with the SEC on November 2, 2012 as part of our Annual Report on Form 10-K
10.12	Share Exchange Agreement with Marilyn Jean Media, Inc. dated March 25, 2013	Filed with the SEC on March 26, 2013 as part of our Current Report on Form 8-K
10.13	Voting and Exchange Trust Agreement dated March 28, 2013 among our company, MarilynJean Holdings Inc. and Chester Ku	Filed herewith
10.14	Exchangeable Share Support Agreement dated March 28, 2013 between our company and MarilynJean Holdings Inc.	Filed herewith
10.15	Consulting and Professional Services Agreement dated October 1, 2012 between Filip Stoj and MarilynJean Media Inc.	Filed herewith
10.16	Consulting and Professional Services Agreement dated October 1, 2012 between Jason Carvalho and MarilynJean Media Inc.	Filed herewith
(16)	Letter re Change in Certifying Accountant
16.1	Letter from MaloneBailey LLP dated April 2, 2013	Filed herewith
(99)	Additional Exhibits
99.1	Audited annual financial statements of MarilynJean Media Inc. as at and for the year ended December 31, 2012 and the period from inception to December 31, 2011	Filed herewith
99.2

Pro Forma Consolidated Balance Sheet as at January 31, 2013; Pro Forma Consolidated Statement of Operations Future Energy Corp. (Year Ended July 31, 2012) and MarilynJean Media Inc. (Year Ended September 30, 2012); and Pro Forma Consolidated Statement of Operations Future Energy Corp. (6 Months Ended January 31, 2013) and MarilynJean Media Inc. (6 Months Ended December 31, 2012).

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE ENERGY, CORP.

/s/ Filip Stoj

Name: Filip Stoj

Title: Chief Financial Officer, Secretary, Treasurer and Director

April 2, 2013